SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2004

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California	95076
(Address of principal executive offices)	(Zip Code)

(831) 728-2700

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits:

99.1	West Marine, Inc. Earnings Press Release dated February 19, 2004 (furnished pursuant to Item 12 of Form 8-K).

Item 12. Results of Operations and Financial Condition

On February 19, 2004, West Marine, Inc. announced its consolidated financial results for the fourth quarter ended January 3, 2004 and for the fiscal year ended January 3, 2004. A copy of this press release is attached hereto as Exhibit 99.1.

The fourth quarter earnings press release contains disclosure of full-year net income excluding acquisition-related costs and earnings per share (EPS) excluding acquisition-related costs, which are not measures of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP). The first paragraph of the press release contains full-year net income presented in accordance with GAAP, full-year EPS calculated and presented in accordance with GAAP, net income attributable to acquisition-related costs, EPS attributable to acquisition-related costs, full-year net income excluding acquisition-related costs and full-year EPS excluding acquisition-related costs, which collectively reconcile the non-GAAP financial measure to the most directly comparable GAAP measure. Acquisition-related costs are associated with West Marine’s acquisition of certain assets from Boat America Corporation in January 2003, and another acquisition of that size has not occurred within the past two years and is not likely to recur in the foreseeable future. Management believes that full-year net income excluding acquisition related costs and full-year EPS excluding acquisition-related costs provide a more relevant comparison of its net income and EPS for fiscal year 2003 with other fiscal years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: February 19, 2004	By:	/s/ Eric Nelson
Eric Nelson
Senior Vice President and Chief Financial Officer